UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2007

Standard Drilling, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51569 (Commission File Number)	84-1598154 (I.R.S. Employer Identification No.)

1640 Terrace Way Walnut Creek, CA (Address of Principal Executive Offices)	94597 (Zip Code)

Registrant’s telephone number, including area code: (202) 955-9490 1667 K St., NW, Ste. 1230, Washington, DC 20006 (Former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Notice of Hearing

On December 3, 2007 the NASDAQ Stock Market issued a letter to Standard Drilling, Inc.. (the “Company”) advising of a hearing before a Panel authorized by the FINRA Board of Governors scheduled for Thursday December 13, 2007 in which the Panel will determine whether the Company's securities are eligible for continued quotation on the OTCBB under NASD Rules 6530 and 6540.  The Company's representative will attend the hearing on it's behalf.  The Panel is expected to render a decision within a few days.  While the Company believes it is current in its filings of annual and quarterly financial information, it has been determined that the Company was late in filing required annual and quarterly financial information three times in two years.  Accordingly the Panel will have no discretion to continue quotation of the Company's securities on the OTCBB and the Company's securities will be removed.

Cancellation of Common Shares

The Company has received for cancellation and return to treasury, an aggregate 11,000,000 common shares of the Company held by former employees and consultants of the Company.  Cancellation of 10,250,000 common shares has been effected through December 10, 2007.  The remaining 750,000 common shares are expected to be canceled in due course.  Prior to the effect of this cancellation, there were 45,006,380 common shares of the Company issued and outstanding.  Post-cancellation, the Company will have 34,006,380 common shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DRILLING, INC.

Date: December 14, 2007	By:	/s/ David Rector
Name: David Rector,
Director

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